SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2003


                        LASER CORPORATION
                      ---------------------
      (Exact name of Registrant as specified in its Charter)


             Utah                     0-13316              87-0395567
-------------------------------     -----------       ------------------
(State or other Jurisdiction of     (Commission       (I.R.S. Employer
Incorporation or Organization)       File No.)        Identification No.)



         7050 Union Park Ave. #600, Midvale, Utah  84047
        -------------------------------------------------
             (Address of Principal Executive Offices,
                       including Zip Code)

Registrant's Telephone Number, including Area Code: (801) 562-2252


 2500 South Decker Lake Blvd. #6, Salt Lake City, Utah  84119
-----------------------------------------------------------------
   Former name or former address, if changed since last report.

Item 1.      Changes in Control of Registrant.

      On October 1, 2003, pursuant to a Stock Exchange Agreement dated as of October 1, 2003 among Laser Corporation (the "Company"), BI Acquisitions, Inc. ("BI") and the shareholders of BI (the "Exchange Agreement"), the Company acquired BI. See "Item 2. Acquisition or Disposition of Assets." In connection with the Exchange Agreement, the following officers and directors of the Company resigned on October 1, 2003:

     Name                              Title
     ----                              -----

     Joyce Wickam                      Director, President & Chief Executive
                                       Officer

     Mark Ballard                      Director and Vice President

     Rod Julander                      Director and Secretary

     Reinhardt Thyzel                  Director

     Prior to their resignations, the former directors appointed the following replacement directors:

     Name
     -----

     Rodney M. Tiede
     Randy Turner
     Reed L Benson

The following table sets forth (i) the names of the current executive officers of the Company, (ii) their ages as of the date of the change in control, and
(iii) the capacities in which they serve the Company:

     Name                Age   Position(s)                 Position(s) Since
     -----               ----  -----------                 -----------------

Rodney M. Tiede           43   Director, President &       October 1, 2003
                               Chief Executive Officer

Randy Turner              47   Director, Chief Financial   October 1, 2003
                               Officer

Reed L Benson             56   Director, General Counsel   October 1, 2003


     Mr. Tiede has been the President and Chief Executive Officer of BI since its incorporation in December, 1999. From November, 1987 to December, 1999, Mr. Tiede was Director of Sales and Vice President of Broadcast International, Inc., a predecessor of BI. Mr. Tiede received a Bachelor of Science degree in Industrial Engineering from the University of Washington in 1983.

     Mr. Turner has been Chief Financial Officer of BI since its incorporation in December, 1999. From 1991 to December, 1999, Mr. Turner was Controller of Broadcast International, Inc., and in July, 1995 he was appointed Vice President and Treasurer of Data Broadcasting Corporation, the parent corporation of Broadcast International, Inc. Mr. Turner holds a Bachelor of Science degree in Accounting from Weber State University.

     Mr. Benson has been in the private practice of the law from April, 2000 to the present. From August, 1987 to April, 2000, he was Vice President, Secretary and General Counsel for Broadcast International, Inc., and served as Vice President, Secretary and General Counsel for Data Broadcasting Corporation from July, 1995 until April, 2000. Mr. Benson received a Bachelor of Science degree in Accounting from the University of Utah in 1971 and a Juris Doctor degree from the University of Utah College of Law in 1976.


     The following table sets forth the number of shares of the Company's common stock, par value $0.05, that will be held of record or beneficially by each person who will hold of record, or will be known by the Company to own beneficially, more than 5% of the Company's common stock as of the time that the Subsequent Issuances of stock described in Item 2 are made, and the name and shareholdings of each executive officer and director, and all officers and directors as a group following the Subsequent Issuances of stock:

     Following the Subsequent Issuances the individual ownership of management and those persons who own greater than 5% of the common stock of the Company, of record or beneficially, will be as set forth below:
_____________________________________________________________________________

   Title of   Name                             Amount               Percent
   Class      and Address                      and Nature of        of Class
              of Beneficial                    Beneficial
              Owner                            Ownership(1)
_____________________________________________________________________________
   Common     Broadcast International, Ltd.    73,756,950            41.1%
              PO Box 267
              Leeward Highway
              Providenciales
              Turks and Caicos Islands

   Common     Rodney M. Tiede(2)               39,738,600            22.1%

   Common     Renea Hambly(2) (3)              17,297,062             9.3%

   Common     Kenneth Moore(2)(4)              17,250,460             9.3%

   Common     Randy Turner(2)(4)               15,160,680             8.2%

   Common     Reed L Benson(2)(5)               6,860,890             3.8%

   Common     All Officers and Directors       61,760,170            33.4%
              as a group (3 persons)

   (1) This table represents stock ownership of the included parties as such ownership will appear following the Subsequent Issuances of Company Stock. Prior to the Subsequent Issuances all the shares issued to the above named parties aggregated 78% of the issued and outstanding stock. Following the Subsequent Issuances the aggregate ownership of the above parties will total 93.8%.

   (2) The address for each named individual is the Company's address at 7050 Union Park Ave #600, Salt Lake City, Utah 84047 and all named individuals are employees of the Company.

   (3) Includes presently exercisable options to acquire 5,080,560 shares of common stock of the Company and includes options held by her husband to acquire 47,016 shares of common stock of the Company.

   (4) Includes presently exercisable options to acquire 508,056 shares of common stock of the Company

   (5) Reed L Benson and his wife own a 40% equity interest in a limited liability company that owns all of the shares shown. Mr. Benson is the
       manager of the limited liability company.   He disclaims all interest
       in such shares except to the extent of his equity interest therein.

     By virtue of their ownership of the common stock of the Company, each of the foregoing individuals and entities who own more than 5% of the common stock may be deemed to be "affiliates" of the Company, whereby such persons may also be deemed to be "control persons" with respect to the Company.

Item 2.   Acquisition or Disposition of Assets

      On October 1, 2003, the Company completed the acquisition of BI pursuant to the Exchange Agreement as noted above. The terms of the Exchange Agreement were determined by arms-length negotiations between the officers and representatives of the Company and BI. The former directors of the Company, following discussion and consideration of various alternatives, due diligence information and other factors, concluded that the acquisition of BI was in the best interests of the Company and its shareholders, and that the acquisition provided an opportunity for the Company's shareholders to participate in the business operations and future prospects of BI

General

     The Company acquired BI as a wholly owned subsidiary by issuing 32,504,027 shares of the Company's common stock to the shareholders of BI in exchange for all of the outstanding securities of BI (the "Initial Issuance"). The Exchange Agreement provides that an aggregate of 167,122,745 shares of common stock (including the Initial Issuance shares) would be issued to the shareholders of BI. Because the Company's authorized number of shares of common stock is limited to 40,000,000 shares, however, the Company was only able to complete the Initial Issuance on October 1, 2003. The Exchange Agreement provides that there will be an additional issuance of 134,618,718 shares of common stock (the "Subsequent Issuance") to the shareholders of BI following an amendment to the Articles of Incorporation of the Company. The Company intends to hold a special meeting of shareholders as soon as practicable to approve such amendment in order to facilitate the Subsequent Issuance, whether by an increase to the authorized number of shares of common
stock and/or a reverse stock split.    The common stock ownership table in
"Item 1. Changes in Control of Registrant" assumes that all shares of common stock issuable to the shareholders of BI, including the Subsequent Issuance shares, have been issued (as noted therein).

     In anticipation of the consummation of the Exchange Agreement, but not contingent upon the consummation, the Company issued 4,000,000 shares of common stock to two unrelated third parties in exchange for $75,000 needed to satisfy outstanding payables and other obligations of the Company. After the Subsequent Issuance, all of the shares to the BI shareholders and the unrelated third parties described above, shall aggregate 98% of the then issued and outstanding shares of the Company, and the former shareholders of the Company on September 30, 2003 shall aggregate 2%. The transactions contemplated by the Exchange Agreement have resulted in the change in control of the Company as described above. The foregoing summary of the transaction is qualified in its entirety by reference to the Exchange Agreement, a copy of which is being filed as an exhibit to this report.

Business of BI

     BI and its predecessor have operated since 1985. Originally, the Company provided satellite-delivered music and advertising to national retail chains. Soon thereafter, the Company began using satellite technology to deliver business training and communications (business television) to its retail clients and, eventually, to many other large, multi-site corporations. As Internet technologies advanced, the Company added web-based video streaming to the services it provides. In 1995, the Company was acquired by Data Broadcasting Corporation ("DBC"), a company that competed with one of BI's subsidiaries. DBC later determined to sell the BI business. A sale was not actually consummated until August, 1999, at which time Muzak Corporation bought only the retail music and advertising client contracts and related assets, leaving the business television clients and most BI employees still with DBC. Not having the expertise or infrastructure itself, Muzak then contracted with BI management to continue servicing the audio advertising needs of the clients it had just acquired. Upon realizing that the level of service to which BI clients had become accustomed exceeded its own capabilities, Muzak also entered into an agreement in which BI would provide all network management, installation, maintenance, ad production and business television, not only for BI's former clients, but for all 450 Muzak national clients (over 70,000 locations), as well.

     Seeing an opportunity to move forward with the most promising elements of the business and, at the same time, enable DBC to free itself of non-core assets and related liabilities, BI management offered to purchase the remaining business operations of BI. In August, 2000, a purchase agreement was finally reached with DBC and BI began servicing the Muzak agreements on its own as BI Acquisitions, Inc. d/b/a Broadcast International.


Business Description

     BI is best described as an integrator of broadband delivery technologies, such as satellite, Internet streaming and WI-FI, rather than primarily a manufacturer or developer of the equipment or software itself. In addition, BI provides many value-added services that enable it to offer a truly turnkey solution for its clients. BI's expertise has been sought out by prominent U.S. corporations such as Caterpillar, Albertson's, Safeway, Sprint Communications, and Chevron.

     With its ability to operate effectively in all aspects of broadband
business video delivery,   BI's service offerings are designed to meet any
business communications need. BI's versatility and knowledge of technology also enables it to recommend the ideal solution based upon the needs of a client. For some organizations, a private satellite network may be the best option. Another company may need a combination of satellite and Internet even Internet via satellite. Still other firms may find the worldwide reach and relative low cost of streaming video over the Internet to be the optimal solution. Following are a few of the many ways in which businesses utilize BI services.

     Internal Business Applications
     ------------------------------

     .  Deliver briefings from the CEO or other corporate officers
     .  Launch new products or services
     .  Present new marketing campaigns
     .  Train employees
     . Announce significant changes or implement new policies/procedures . Respond to crisis situations


     External Business Applications
     ------------------------------

     . Make high-impact promotional presentations available to prospective customers or recruits
     .  Provide product/service training to customers
     . Train and communicate with sales agents, dealers, VARs, franchisees, association members, etc.
     .  Satellite media tours
     .  Video/audio news releases

     Satellite-Based Services
     ------------------------

     BI was a pioneer in the utilization of satellite technology for business training and communications. The list that follows describes the comprehensive offering of products and services that attracts companies in need of a satellite solution.

     .  Network design and engineering
     .  Receiving equipment and installation
     .  Network management
     .  24/7 support desk services
     .  On-site maintenance and service
     . Full-time or occasional transponder purchases (broadcast time) . Uplink facilities or remote SNG uplink trucks

     Streamed Video Hosting Services
     -------------------------------

     Until the last few years, satellite was the only technology that could deliver quality video for business applications. Now, with the advancement of streaming technologies and the increase of bandwidth, the Internet now provides an effective platform for video-based business training and communications. In fact, BI's management believes that the Internet will become a major means of broadband business video delivery. Consequently, BI has aggressively invested in the infrastructure and personnel needed to be a leading provider of Internet-based services. Following are the services BI currently provides.

     .  Dedicated server space
     .  High-speed, redundant Internet connection
     .  Secure access
     .  Seamless links from client's web site
     .  Customized link pages and media viewers
     .  Testing or self-checks
     .  Interactive discussion threads
     . Participation/performance reports for managers/administrators . Notification of participants via email
     .  Pay-per-view or other e-commerce applications
     .  Live events
     .  24/7 technical support

     Production & Content Development Services
     -----------------------------------------

     To support both satellite- and Internet-based delivery platforms, BI
employs expert production and content development teams   complete with its
own world-class video and audio production studios. A list of these support services follows:

     .  In-studio or on-location video/audio production
     .  Editing/post-production
     .  Instructional design
     .  Video/audio encoding for Internet delivery
     .  Conversion of text or PowerPoint to HTML
     .  Alternative language conversion
     .  Access to "off-the-shelf" video training content

     BI's economic model is based on charging fees for the services it provides, and/or by marking up any equipment or satellite time it resells. A typical satellite network would generate one-time revenues from the sale and installation of receivers and antennas and monthly revenues from network management, help desk and full-time transponder purchases. On-site maintenance/service, production fees, and occasional satellite time are charged as they are used.

     For Internet-based services, BI charges clients monthly fees for hosting content, account management, quality assurance and for technical support, if requested. For delivery of content, BI generally charges a fee every time a customer listens to or watches a streamed audio or video presentation. Encoding, production and content creation or customization are all billed as the expenses are incurred. BI has also entered into content development partnerships with professional organizations that have access to subject matter experts. In these cases, BI produces the web-based training presentation and sells it on a pay-per-view basis, sharing revenues with the respective partner.

     Since BI's mission is to be the premier provider in the market niches in which it operates, BI charges premium prices for its services in an effort to avoid commodity offerings that don't generate adequate margins.

Technology

     At BI, technology has always been considered the means to the end, not the end itself. This is one reason why BI has been able to thrive during a period that has been very difficult for "technology" companies to maintain success. This perspective has also allowed BI to utilize different technologies, where they make sense, in developing solutions for the training and communications needs of its clients.

     Satellite
     ---------

     For many years, satellite technology offered the only means of delivering full-motion, full-screen video for private business networks. However, satellite technology has always presented certain challenges. First, viewers are unable to access content on demand, at their convenience. Second, the high cost of satellite time and the expense/difficulty of installing satellite receiving equipment in commercial locations has limited its widespread use, particularly among small/mid-sized businesses. Third, reaching audiences in other parts of the world is inefficient and expensive. Finally, satellite broadcasts are primarily viewed on televisions, which are much less accessible in the workplace and may be perceived as more of an entertainment than business tool like the PC. Nevertheless, for many organizations and applications, a satellite network is still the best alternative. In addition, utilizing Internet Protocol (IP) via satellite, not only uses satellite bandwidth more efficiently, but enables servers in remote locations to store content for later on-demand viewing.

     Internet Streaming
     ------------------

     While Internet streaming has historically not allowed full-motion, full-screen video, the technology has advanced sufficiently to be able to create and deliver rich media presentations with adequate quality video/audio (with a 56K modem), along with integrated PowerPoint slides, downloadable study guides or other written materials, and various interactive training and communication features. At 100K and 300K, the video quality is acceptable for
certain applications.   Streaming has also become a "mainstream" technology.
As of July, 2001, over 78 million Americans have watched or listened to streaming content on their computers. BI uses both the Windows Media and Real Video streaming software platforms.

     With traditional streaming technology, the user is able to download a free player (viewing software) in order to watch or listen to the desired presentation. Since an Internet-based platform requires little or no upfront infrastructure investment (at least for the client), it is a more attractive alternative for most organizations, including smaller businesses. However, in many instances, corporate network managers are required to make adjustments to their systems and firewalls to enable employees to download and use streaming players. Some network managers also have concerns regarding the amount of internal bandwidth needed to support streaming applications. Because its strong advantages outweigh its few limitations, BI management is confident the Internet will be a major platform for the delivery of training and communications in the future particularly in light of Liquid Intelligence(TM) technology.


     Liquid Intelligence(TM) from Interact Devices, Inc.
     ---------------------------------------------------

     In January, 2002, BI signed an exclusive master license agreement with, and purchased an equity position in, Interact Devices, Inc. ("IDI") of Folsom, California. In April, 2003, BI increased its ownership in IDI by entering into a contract to acquire approximately twenty five percent of IDI from the three founders of IDI. Payments under the purchase contract extend to April, 2004. In addition, BI has the right to vote the founders' retained shares of IDI until all of the installment payments have been made on the purchased stock. In this way, BI currently has voting control of IDI, and since April, 2003, has been continuing the development of the technology even though IDI is essentially insolvent.

     Under the brand of Liquid Intelligence(TM), IDI, in partnership with BI, has developed software that enables delivery of full-screen, full-motion video over standard low bandwidth lines. In addition, the software has the intelligence to determine the specifications of the user's PC or other viewing hardware and deliver a video stream that is "ideal" for that particular device. Further, as conditions change while in use, the software will automatically make the necessary adjustments and will even improve over time.

     BI has the exclusive right to sell this technology to both its satellite- and Internet-based clients, as well as over 450 of the top retail chains and other multi-location businesses, along with the medical, dental, chiropractic, accounting and insurance professions. In addition, BI has the exclusive right to market all applications of IDI technology throughout Asia, South and Central America. With this agreement in place, BI believes it is now in a position to take a significant leap in marketing a more compelling and, in many cases, unique offering of products and services. While this is believed to be a breakthrough in terms of technology, BI will not need to completely revamp its product and service offering. The major advantage is that BI expects it will be able to deliver its current products and services much more efficiently, with greater impact and quality, and at a lower cost to the customer.

     In addition, BI can now approach a large universe of companies that have never before been able to take advantage of video-based business communications and training, due to the prohibitive upfront capital expenses required. Further, because BI can so efficiently leverage its existing skills, knowledge base and infrastructure, it intends to take advantage of the investments that have already been made. To better control its own destiny and maintain a proprietary competitive advantage, BI has acquired the right to continue product development and outsourced manufacturing of all IDI-related receivers/set-top boxes. BI will also develop proprietary network management software to communicate with the IDI set-top boxes.

     Wireless Internet
     -----------------

     As technology continues to advance, the capability to deliver video content over different platforms also continues to increase. In keeping with BI's goal of being able to accommodate all delivery media, BI has proceeded to incorporate construction, maintenance, and operation of wireless networks in its service offerings. The Liquid Intelligence technology is running in a prototype stage wirelessly to a handheld PDA. BI has entered into a Master Service Agreement with Sprint Communications to install and maintain wireless Internet "Hotspots" for Sprint customers. It has commenced installation of over 700 wireless hotspot sites under the Sprint contract and is actively pursuing additional opportunities in this segment of the communications industry, with particular emphasis among its enterprise clients who are interested in extending Wi-Fi access through their remote locations.


Facilities
----------

     BI 's headquarters are located in a suburban Salt Lake business park located at 7050 Union Park Avenue, Suite 600. The office suite is comprised of approximately 12,000 square feet and requires a rent payment of approximately $20,000 per month. The space has been improved to accommodate a full-service audio recording studio. In addition, BI leases approximately 15,000 square feet of space at a nearby light industrial business park (7100 Hitech Drive) at which BI's repair depot and satellite uplink are located. Also at this location are BI's new full-service video and additional audio production studios


Legal Proceedings
-----------------

     The Company is not presently involved in any legal proceedings.


Employees
---------

     Currently, there are 18 employees engaged in the service and installation segment of the business, 3 employees focused on information technology (with two more in the process of being hired), 3 employees in accounting and finance, 5 employees in administration, 5 employees in video production, 10 employees in client services and audio ad production, 4 employees in sales/marketing (with plans for substantial growth in this department), and 1 employee in product development.


Forward-Looking Statements
--------------------------

     This report contains "forward-looking" statements, as defined in Section 21E of the Securities Exchange Act of 1934, as amended, including statements that describe BI's operations and services. Any forward-looking statement, including those regarding the current beliefs, expectations, anticipations or plans of the Company and/or BI, are not guarantees of future performance or results and involve risks and uncertainties. The forward-looking statements are based on present circumstances and on the Company's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and time than those now assumed or anticipated. Any forward-looking statements are made only as of the date of this report and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.

Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

     (b) Pro forma financial information.

      The following financial statements and pro forma financial information will be included in an amendment to this report to be filed as soon as practicable, but not later than sixty days after the due date for this report on Form 8-K:

          Description

          Financial Statements of  BI
          Acquisitions, Inc.


          Unaudited Pro Forma Combined Financial
          Statements of Laser Corporation
          and BI Acquisitions, Inc.

     (c) Exhibits.

     The following document is included as an exhibit to this report:

Exhibit
No.                    Description
-------                -------------

2.1                    Stock Exchange Agreement among
                       Laser Corporation, BI Acquisitions, Inc.
                       and the Shareholders of BI Acquisitions, Inc. dated as of October 1, 2003*

* The exhibits to the Exchange Agreement have been omitted.   The Company
  undertakes to furnish supplementally to the Commission copies of any omitted items on request.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   LASER CORPORATION

                                    /s/ Rodney M. Tiede
Dated: October 14, 2003          By ______________________________________
                                    Rodney M. Tiede
                                    President and Chief Executive Officer





                        INDEX TO EXHIBITS

Exhibit
   No.                         Description
--------                       -----------

2.1                    Stock Exchange Agreement among
                       Laser Corporation, BI Acquisitions, Inc.
                       and the Shareholders of BI Acquisitions, Inc. dated as of October 1, 2003*

* The exhibits to the Stock Exchange Agreement have been omitted. The
  Company undertakes to furnish supplementally to the Commission copies of any omitted items on request.